Exhibit 10.1

CEDAR FAIR, L.P. 2008 OMNIBUS INCENTIVE PLAN

RESTRICTED PHANTOM UNIT AWARD AGREEMENT

This Restricted Phantom Unit Award Agreement (“Agreement”) is made pursuant to the terms and conditions of the Cedar Fair, L.P. 2008 Omnibus Incentive Plan (the “Plan”), including (without limitation) Article X, the provisions of which are incorporated into this Agreement by reference. Capitalized terms used herein shall have the meanings ascribed to them in the Plan, unless indicated otherwise.

PARTICIPANT NAME: Richard Kinzel

GRANT DATE: October 30, 2008

VESTING DATES: March 1, 2011 and March 1, 2012

ACTUAL NUMBER OF RESTRICTED PHANTOM UNITS: 85,911

EMPLOYMENT REQUIREMENT: Employment with the Company or an Affiliate as specified in Sections 2 and 3 below.

1. Restricted Phantom Unit Award In General. Participant’s Restricted Phantom Unit Award (“Award”) of 85,911 Restricted Phantom Units is subject to Participant’s continued employment by the Company or an Affiliate through the dates of payment, as specified in Section 3 of this Agreement. The Award shall accrue phantom distributions on the Units, if any, which shall be accumulated until payment in accordance with Section 3 hereof.

2. Employment Requirement. Any part of this Award that is not payable because the Participant is not employed by the Company or an Affiliate on the relevant payment date shall be automatically forfeited, except as set forth in Section 3 of this Agreement.

3. Payment Dates. If an Award is to be paid, (i) fifty percent (50%) of such Award, plus all phantom distributions accumulated to the time of distribution with respect to the portion of the Award being paid, shall be paid in a lump sum in Units or a combination of cash and Units (measured using the Fair Market Value of the Units on the first vesting date) between March 1, 2011, and March 31, 2011, if the Participant is employed by the Company or an Affiliate on such payment date; and (ii) the fifty percent (50%) balance of the Award, plus all phantom distributions accumulated with respect to such balance to the time of distribution, shall be paid in a lump sum in Units or a combination of cash and Units (measured using the Fair Market Value of the Units on the second vesting date) between March 1, 2012, and March 31, 2012.

If a Participant dies or incurs a Disability during employment and prior to either or both of the payment dates specified in the preceding paragraph, any unpaid portion of the Award shall be paid to the Participant (or the Participant’s estate) in a lump sum cash payment within ninety (90) days of his death or Disability; provided that if the ninety- (90-) day period begins in one calendar year and ends in another, neither the Participant nor any beneficiary of a Participant shall have the right to designate the calendar year of payment.

If a Participant incurs a Retirement (which is a Separation from Service) prior to either or both of the payment dates specified in the first paragraph of this Section 3, any unpaid portion of the Award shall be paid to the Participant in a lump sum cash payment within ninety (90) days of his Retirement; provided that any payment to a Specified Employee upon a Retirement (which is a Separation from Service) that is “nonqualified deferred compensation” within the meaning of Section 409A shall not be paid until the thirty- (30-) day period commencing with the first day of the seventh month following the month of the Specified Employee’s Separation from Service (provided that if such thirty- (30-) day period begins in one calendar year and ends in another, the Specified Employee shall not have the right to designate the calendar year of payment).

Except in the case of death, Disability, and Retirement, and as permitted by Section 409A and the Plan (including Section 13.1(d) of the Plan), no payment shall be accelerated.

IN WITNESS WHEREOF, Magnum Management Corporation, a subsidiary of Cedar Fair, L.P., has caused this Agreement to be executed by its duly authorized officer, and the Participant has executed this Agreement in acceptance thereof.

MAGNUM MANAGEMENT CORPORATION

By:	/s/ Richard L. Kinzel
Title:	President

PARTICIPANT

Signature:	/s/ Richard L. Kinzel

Printed Name:	Richard L. Kinzel

Address: